Exhibit 99.1

STEAKHOUSE PARTNERS ANNOUNCES REVISIONS TO PRIOR FINANCIAL STATEMENTS

SAN DIEGO, Calif., September 15, 2005 — Steakhouse Partners, Inc. (Pink Sheets: STKP), a restaurant holding company which operates 25 full-service steakhouse restaurants located in eight states, announced today that the Company’s management has recommended, and the Company’s Audit Committee has concluded, that the Company’s previously issued financial statements as of and for thirteen weeks ended March 29, 2005 included in the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 13, 2005 (the “First Quarter Form 10-Q”) and the thirteen weeks and the twenty-six weeks ended June 28, 2005 included in its Quarterly Report on Form 10-Q filed with the SEC on August 17, 2005 (the “Second Quarter 10-Q,” and collectively with the First Quarter Form 10-Q, the “Form 10-Qs”), will need to be restated as a result of certain required non-cash adjustments related to accounting for stock options previously granted to certain members of the Company’s Board of Directors, an outside consultant, and certain of its employees (the “Stock Options”).

After consultation with its independent registered public accounting firm and outside legal counsel, the Company has determined that its previous attempted cancellation of the Stock Options, previously announced in the Form 10-Qs, was legally ineffective. This determination has resulted in the need for the Company to restate its historical financial statements as presented in the First Quarter Form 10-Q and the Second Quarter Form 10-Q to make certain adjustments related to stock-based compensation expense. The determination to restate the prior financial statements was discussed by the Audit Committee with the Company’s independent registered public accounting firm. The attempted cancellation was deemed ineffective because (i) no consideration was given to the affected optionees for the cancellation of the Stock Options and (ii) informed consent of the affected optionees for the cancellation was not obtained, and therefore, the Stock Options remain outstanding. As a result of the need to make these adjustments, the interim consolidated financial statements as of and for the thirteen week periods ended March 29, 2005 and June 28, 2005, and for the twenty-six week period ended June 28, 2005, as previously filed with the SEC in the Form 10-Qs, should no longer be relied upon. Upon completion of the restated historical financial statements, the Company expects to file amended Form 10-Qs for it’s first and second quarters as soon as practicable. The Company believes that the Form 10-Q/As will be filed no later than October 14, 2005.

After allowance for stock options which will be or were forfeited in connection with employee attrition, the Company expects that the aggregate impact of these adjustments will reduce net income for the thirteen weeks ended March 29, 2005 by approximately $35,990, reduce net income for the thirteen weeks ended June 28, 2005 by approximately $89,630 and reduce net income for the twenty-six weeks ended June 28, 2005 by approximately $125,610. In addition, certain other corresponding adjustments to the stockholders equity section of the balance sheet, the statements of operations and cash flows will be made to the financial statements, although, due to the fact that the adjustments are based on non-cash stock compensation expense, no changes in the Company’s cash position is expected as a result of the adjustments. While the Company believes it has identified the only adjustments necessary to its historical financial statements, the accounting analysis is ongoing and the scope of the Company’s work is subject to continuing review; therefore, management may have further assessments of these and any other transactions it reviews and, consequently, the final financial results may vary materially from this preliminary report.

About Steakhouse Partners

Steakhouse Partners, Inc., Inc. (http://www.paragonsteak.com ) is a restaurant holding company that operates 25 full-service steakhouse restaurants located in eight states. The Company’s restaurants specialize in complete steak and prime rib meals, and also offer fresh fish and other lunch and dinner dishes. The Company’s average check is $26.27 (including alcoholic beverages) and it currently serves approximately 2.2 million meals annually. The Company operates principally under the brand names of Hungry Hunter, Hunter Steakhouse, Mountain Jack’s and Carvers. The Company believes that its restaurants are well positioned in a high quality, moderately priced segment of the restaurant industry. The Carvers restaurants represent an upscale restaurant market specializing in complete steak, chop, prime rib and seafood meals.

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Cautionary Statement

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. Any statement contained herein that is not a statement of historical fact may be deemed to be a forward-looking statement. Without limiting the foregoing, the words “believes,” anticipates,” “plans,” “expects,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include statements regarding the final amount of adjustments to the Company’s prior financial statements and the timing of the filing of the Company’s Form 10-Q/As for the first and second quarters of 2005. The Company’s actual results may differ materially from those indicated by such forward-looking statements based on risks and uncertainties that affect the Company, such as additional adjustments that may be required in connection with the restatement of the Company’s financial statements and other factors which are detailed in the Company’s reports it files with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update any forward-looking statements.

For further information, please contact: Joseph L. Wulkowicz, Vice President and Chief Financial Officer, or A. Stone Douglass, Chairman and Chief Executive Officer, of Steakhouse Partners, Inc. at (858) 689-2333.

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